EXHIBIT 2A TO:

FIRST AMENDED PRELIMINARY OFFERING CIRCULAR

Steamline USA, Inc.

S.E.C. CIK # 0001877566 / S.E.C. File No.: 024-11628

PART III. ITEM 17. 2A. OF THE INSTRUCTIONS
TO FORM 1-A

CHARTER

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that according to the records of this office,

STREAMLINE USA, INC.

is a

Profit Corporation

formed or qualified under the laws of Wyoming did on **September 9, 2020**, comply with all applicable requirements of this office. Its period of duration is Perpetual. This entity has been assigned entity identification number **2020-000943361**.

This entity is in existence and in good standing in this office and has filed all annual reports and paid all annual license taxes to date, or is not yet required to file such annual reports; and has not filed Articles of Dissolution.

I have affixed hereto the Great Seal of the State of Wyoming and duly generated, executed, authenticated, issued, delivered and communicated this official certificate at Cheyenne, Wyoming on this 3rd day of August, 2021 at 9:16 AM. This certificate is assigned ID Number 046156529.

Edward A. Buchanan

Secretary of State

STATE OF WYOMING
Office of the Secretary of State

I, EDWARD A. BUCHANAN, SECRETARY OF STATE of the STATE OF WYOMING, do hereby certify that the filing requirements for the issuance of this certificate have been fulfilled.

CERTIFICATE OF INCORPORATION

STREAMLINE USA, INC.

Accordingly, the undersigned, by virtue of the authority vested in me by the law, hereby issues this Certificate.

I have affixed hereto the Great Seal of the State of Wyoming and duly executed this official certificate at Cheyenne, Wyoming on this **9th** day of **September**, **2020**.

Secretary of State

By: Bailey Johnson

Filed Date: 09/09/2020

WY Secretary of State
FILED: 09/09/2020 03:22 PM
ID: 2020-000943361

ARTICLES OF INCORPORATION OF

STREAMLINE USA, INC.

ARTICLE I. The name of the corporation is: **STREAMLINE USA, INC.**

ARTICLE II. Its registered office in the State of Wyoming is located at **109 E 17TH Street, #25, Cheyenne, WY 82001**. This Corporation may maintain an office, or offices, in such other place within or without the State of Wyoming as may be from time to time designated by the Board of Directors, or by the By-Laws of said Corporation, and that this Corporation may conduct all Corporation business of every kind and nature, including the holding of all meetings of Directors and Stockholders, outside the State of Wyoming as well as within the State of Wyoming.

ARTICLE III. The Corporation shall have unlimited power to engage in and to do any lawful act concerning any or all lawful businesses for which corporations may be organized under the Wyoming Business Corporation Act.

ARTICLE IV. The period of its duration is perpetual.

ARTICLE V. The aggregate number of shares, which the corporation shall have authority to issue, is an unlimited number of shares of no-par common stock. Said shares may be issued by the corporation from time to time for such considerations as may be fixed by the Board of Directors.

ARTICLE VI. The transfer of shares shall be unrestricted, except as provided by any future buy-sell agreement signed by all the stockholders.

ARTICLE VII. The capital stock, after the amount of the subscription price has been paid in, shall not be subject to assessment to pay the debts of the corporation.

ARTICLE VIII. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the By-Laws of this Corporation, providing that

the number of directors shall not be reduced to fewer than one (1).

The name and post office address of the first Board of Directors shall be one (1) in number and listed as follows:

NAME	**POST OFFICE ADDRESS**
Guillermo D Jalil	**109 E 17TH Street, #25, Cheyenne, WY 82001**

ARTICLE IX. The name and post office address of the incorporator signing the Articles of Incorporation is as follows:

NAME	**POST OFFICE ADDRESS**
Guillermo D Jalil	**109 E 17TH Street, #25, Cheyenne, WY 82001**

ARTICLE X. The registered agent for this corporation shall be: **Primera, Inc.** The address of said agent, and the registered or statutory address of this corporation in the state of Wyoming, shall be: **109 E 17TH Street, #25, Cheyenne, WY 82001**

ARTICLE XI. In furtherance and not in limitation of the powers conferred by statute, the Board of Directors is expressly authorized:

Subject to the By-Laws, if any, adopted by the Stockholders, to make, alter or amend the By-Laws of the Corporation.

To fix the amount to be reserved as working capital over and above its capital stock paid in; to authorize and cause to be executed, mortgages and liens upon the real and personal property of this Corporation.

By resolution passed by a majority of the whole Board, to designate one (1) or more committees, each committee to consist of one or more of the Directors of the Corporation, which, to the extent provided in the resolution, or in the By-Laws of the Corporation, shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation. Such committee, or committees, shall have such name, or names, as may be stated in the By-Laws of the Corporation, or as may be determined from time to time by resolution adopted by the

Board of Directors.

When and as authorized by the affirmative vote of the Stockholders holding stock entitling them to exercise at least a majority of the voting power given at a Stockholders meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the Board of Directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions.

ARTICLE XII. No director or officer of the Corporation shall be personally liable to the Corporation or any of its stockholders for damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) the payment of dividends in violation of Section 17-16-833 of the Wyoming Statutes; (iii) for any breach of the directors duty of loyalty, as defined by the Wyoming Business Corporation Act, to the corporation or its shareholders; or (iv) for any transaction from which the officer or director derived an improper personal benefit. Any repeal or modification of this Article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE XIII. Except with respect to amending the non-assessability of shares per Article VII, this Corporation reserves the right to amend, alter, change or repeal any provision contained in the Articles of Incorporation, in the manner now or hereafter prescribed by statute, or by the Articles of Incorporation, and all rights conferred upon Stockholders herein are granted subject to this reservation.

I, THE UNDERSIGNED, being the incorporator herein before named for the purpose of forming a Corporation pursuant to the General Corporation Law of the State of Wyoming, do make and file these Articles of Incorporation, hereby declaring and certifying July 28, 2020.

____

Guillermo D Jalil

CONSENT TO

APPOINTMENT BY REGISTERED AGENT

I, **PRIMERA, Inc.**, registered office located at 109 East 17th Street, #25, Cheyenne, WY 82001, voluntarily consent to serve as the registered agent for **STREAMLINE USA, INC.** on the date shown below. I hereby certify that I am in compliance with the requirements of W.S. 17-28-101 through W.S. 17-28-111.

Dated this 28th of July, 2020

Signature of Registered Agent
Guillermo D Jalil
Primera, Inc.